Filed Pursuant to Rule 424(b)5
Registration No. 333-164481

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 3, 2010)

13,725,491 Shares

Agenus Inc.

Common Stock

We are offering 13,725,491 shares of our common stock, par value $0.01 per share. We will receive all of the net proceeds from this offering.

Our common stock is quoted on the Nasdaq Capital Market under the symbol “AGEN.” On August 10, 2011, the closing sale price of our common stock, as reported by Nasdaq, was $0.51 per share.

Investing in our common stock involves certain risks. Before purchasing our common stock, please review the information included in, and incorporated by reference into, the “Risk Factors” caption beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus.

	Per Share	Total
Public Offering Price	$0.51000	$7,000,000
Underwriting Discount	$0.03315	$455,000
Proceeds, before expenses, to us	$0.47685	$6,545,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about August 16, 2011.

Sole Book-Running Manager
William Blair & Company	Gleacher & Company

August 10, 2011

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EXPLANATORY NOTE

As of January 6, 2011, we changed our name from Antigenics Inc. to Agenus Inc. to more accurately reflect our existing product pipeline, which has expanded over the years beyond antigen-based vaccines, as well as to highlight our business strategy as we seek partnering opportunities to grow and diversify our business. The accompanying prospectus, which is dated February 3, 2010, uses our old name, Antigenics Inc. All references to Antigenics Inc. in the accompanying prospectus are references to the company that is known as Agenus Inc. as of the date of this prospectus supplement.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing in our common stock.

You should rely on this prospectus supplement, the accompanying prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not offering to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than as of the date of this prospectus supplement or the accompanying prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our common stock. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

All references in this prospectus supplement or the accompanying prospectus to “Agenus,” “Antigenics,” the “Company,” “we,” “us” or “our” mean Agenus Inc. and its subsidiaries, unless we state otherwise or the context otherwise requires.

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SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.

The Company

Our Business

We are a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, primarily based on immunological approaches. Our core technology portfolio consists of our Heat Shock Protein, or HSP, Platform (based on our HSP based technologies) and our Saponin Platform (based on our saponin adjuvant based technologies). From our HSP Platform we are developing our Prophage Series of cancer vaccines. We have tested product candidates from our Prophage Series in Phase 3 clinical trials for both the treatment of renal cell carcinoma, or RCC, the most common type of kidney cancer, and for metastatic melanoma, as well as in Phase 1 and Phase 2 clinical trials in a range of indications. Prophage Series vaccine R-100 is registered for use in Russia in RCC as Oncophage® vaccine (vitespen). Product candidates from our Prophage G-Series are currently in Phase 2 clinical trials in glioma, a type of brain cancer. Within our HSP Platform we are also developing recombinant HSP based technologies (the Recombinant Series). HerpV, a therapeutic vaccine candidate from the Recombinant Series has been tested in a Phase 1 clinical trial for the treatment of genital herpes. Within our Saponin Platform is QS-21 Stimulon® adjuvant, or QS-21, which is used by our licensees in numerous vaccines under development in trials, some as advanced as Phase 3, for a variety of diseases, including cancer, Alzheimer’s disease, malaria, shingles, human immunodeficiency virus and tuberculosis. Our business activities have included product research and development, intellectual property prosecution, manufacturing, regulatory and clinical affairs, corporate finance and development activities, market development and support of our collaborations. Our product candidates require clinical trials and approvals from regulatory agencies, as well as acceptance in the marketplace. Part of our strategy is to develop and commercialize some of our product candidates by continuing our existing arrangements with academic and corporate collaborators and licensees and by entering into new collaborations.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” on page S-3 of this prospectus supplement, page 3 of the accompanying prospectus and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus including, but not limited to, the “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, for a discussion of the factors you should consider carefully before deciding to purchase these securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400. Our website address is www.agenusbio.com. Information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

The Offering

The following summary contains basic information about our common stock and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, you should read the section below entitled “Description of Common Stock.”

Common Stock Offered by us	13,725,491 shares

Common Stock to be outstanding immediately after the Offering	127,791,170 shares(1)

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments. See “Use of Proceeds.”

Risk Factors	Your investment in our common stock involves substantial risks. You should consider the “Risk Factors” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

Nasdaq Symbol	AGEN

We anticipate that our chief executive officer will purchase shares of our common stock in the offering at the offering price and on the same terms as the other investors purchasing shares of our common stock in the offering.

(1)	Based on 114,065,679 shares of our common stock outstanding as of June 30, 2011 and does not include:

•	19,856,302 shares issuable upon the exercise of outstanding or issuable warrants with a weighted-average exercise price of $3.14 per share;

•	8,602,538 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.65 per share;

•	972,658 nonvested shares;

•	2,000,000 shares issuable upon the conversion of our outstanding shares of Series A Convertible Preferred Stock;

•	9,293 shares issuable upon the conversion of our 2005 Notes;

•	793,463 shares issuable under our Employee Stock Purchase Plan; and

•	657,057 shares issuable under our Directors’ Deferred Compensation Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below, in the accompanying prospectus and in the documents incorporated by reference herein including, but not limited to, the risks included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section below entitled “Note Regarding Forward-Looking Statements.”

Risks Related to our Business

If we incur operating losses for longer than we expect, or we are not able to raise additional capital, we may be unable to continue our operations, or we may become insolvent.

From our inception through June 30, 2011, we have incurred net losses totaling $596.1 million. Our net losses for the six months ended June 30, 2011 and the years ended December 31, 2010, 2009, and 2008, were $11.7 million, $21.9 million, $30.3 million, and $30.8 million, respectively. We expect to incur significant losses over the next several years as we continue research and clinical development of our technologies, apply for regulatory approvals, and pursue partnering opportunities, commercialization, and related activities. Furthermore, our ability to generate cash from operations depends on the success of our licensees and collaborative partners, as well as the likelihood and timing of new strategic licensing and partnering relationships and/or successful development and commercialization of our Prophage Series of cancer vaccines and our other product candidates. If we incur operating losses for longer than we expect and/or we are unable to raise additional capital, we may become insolvent and be unable to continue our operations.

On June 30, 2011, we had $12.0 million in cash and cash equivalents, and short-term investments. We believe that, based on our current plans and activities, our working capital resources at June 30, 2011, combined with anticipated revenues, and the estimated proceeds from our license, supply, and collaborative agreements, will be sufficient to satisfy our liquidity requirements into 2012. We expect to attempt to raise additional funds in advance of depleting our funds although funds may not be available on favorable terms, or at all. For the six months ended June 30, 2011, our average monthly cash used in operating activities was $1.4 million. We do not anticipate significant capital expenditures during 2011.

Since our inception, we have financed our operations primarily through the sale of equity and convertible notes, interest income earned on cash, cash equivalents, and short-term investment balances, and debt provided through secured lines of credit. In order to finance future operations, we will be required to raise additional funds in the capital markets, through arrangements with collaborative partners, or from other sources. Additional financing may not be available on favorable terms, or at all. If we are unable to raise additional funds when we need them, we will be required to delay, reduce, or eliminate some or all of our development, commercialization and clinical trial programs. We also may be forced to license or sell technologies to others under agreements that allocate to third parties substantial portions of the potential value of these technologies. We may also be unable to continue our operations, or we may become insolvent.

The weakness of the United States economy and the global economy may have a material adverse effect on our liquidity and financial condition, particularly if our ability to raise additional funds is impaired. The ability of potential patients and/or health care payers to pay for our products could also be adversely impacted, thereby limiting our potential revenue. In addition, any negative impacts from any further deterioration in the credit markets and related financial crisis on our collaborative partners could limit potential revenue from our product candidates.

We have significant debt, and we may not be able to make interest or principal payments when due.

As of June 30, 2011, we had debt outstanding of $36.3 million in principal, including $36.1 million in principal of our 2006 Notes maturing August 31, 2014 and $100,000 in principal of our 2005 Notes maturing February 20, 2025. The 2005 Notes are subject to redemption at the option of the holders or us beginning February 1, 2012.

Our ability to satisfy our obligations will depend upon our future performance, which is subject to many factors, including the factors identified in this “Risk Factors” section, the risks described in the accompanying prospectus and in the documents incorporated by reference herein and other factors beyond our control. If we are not able to generate sufficient cash flow from operations in the future to service our indebtedness, we may be required, among other things, to:

•	seek additional financing in the debt or equity markets;

•	refinance or restructure all or a portion of our indebtedness;

•	sell, out-license, or otherwise dispose of assets; and/or

•	reduce or delay planned expenditures on research and development and/or commercialization activities.

Such measures might not be sufficient to enable us to make principal and interest payments. In addition, any such financing, refinancing, or sale of assets might not be available on economically favorable terms, if at all.

To date, we have had negative cash flows from operations. For the six months ended June 30, 2011 and for the years ended December 31, 2010, 2009, and 2008, net cash used in operating activities was $8.7 million, $14.8 million, $24.2 million, and $28.9 million, respectively.

Our 2006 Notes contain restrictive covenants and are convertible into equity interests in one of our subsidiaries that holds important rights to certain of our QS-21 and HerpV technology.

Our 2006 Notes are secured by the equity of our wholly-owned subsidiary that holds the rights or patents to QS-21 and HerpV. At the option of the holders, our 2006 Notes can be converted in whole or in part into an equity interest in this subsidiary, subject to our ability to preempt the conversion by redeeming the 2006 Notes to be so converted at a price equal to the conversion amount of such notes plus an amount that, when taken together with any cash interest payments previously made with respect to such 2006 Notes, would generate a 30% annual internal rate of return to the holders. If converted into an equity interest of this subsidiary, the ownership interest in the subsidiary will be determined by multiplying (x) the quotient of the conversion amount divided by $25.0 million, by (y) 30%. In addition, our 2006 Notes grant holders a right of first refusal in any future equity issuance in this subsidiary so that holders of our 2006 Notes may purchase up to 50% of any newly issued equity in this subsidiary. In addition, our 2006 Notes contain a number of restrictions and covenants, including, but not limited to, restrictions and covenants that limit our ability, and the ability of our subsidiary mentioned above, to:

•	incur certain additional indebtedness;

•	make certain investments;

•	enter into certain affiliated party transactions;

•	create certain liens;

•	consolidate, merge, sell or otherwise dispose of our assets; and/or

•	change our line of business.

If the holders elect not to convert into the subsidiary, then at the maturity of the 2006 Notes, we may elect to repay the then outstanding balance in cash or in common stock, subject to certain limitations. If we elect to repay the notes in common stock, we are limited to the number of shares we can issue, whereby the note holders cannot beneficially own in excess of 9.99% of our outstanding common stock at any given time. At June 30, 2011, the outstanding principal balance of the 2006 Notes was $36.1 million.

Several factors could prevent the successful commercialization of Oncophage in Russia. In addition, we do not expect to generate significant revenue from sales of Oncophage in Russia in the near term.

In April 2008, the Russian Ministry of Public Health issued a registration certificate for the use of Prophage Series vaccine R-100 (Oncophage) for the treatment of kidney cancer patients at intermediate-risk for disease recurrence. The Russian registration was our first product approval from a regulatory authority.

Since approval, minimal sales have occurred in Russia and we continue to seek distribution arrangements to facilitate future sales. Conducting business in Russia is difficult without a local business presence, and accordingly, we are looking for third parties to conduct our Oncophage operations in Russia. Complexities unique to the logistics of this product may delay shipments and limit our ability to move commercial product in an efficient manner without incident. If we are unable to obtain distribution arrangements in Russia including favorable pricing and payment terms, and/or develop appropriate logistical processes for distribution of Oncophage, our commercialization efforts would be adversely affected.

To date we have not been able to secure government reimbursement and there appears to be a limited private-pay market in Russia. Many patients will not be capable of paying for Oncophage without third party reimbursement. The reimbursement system in Russia is uncertain and has experienced serious funding and administrative problems in its national and regional reimbursement programs.

Because we have limited resources and minimal sales and marketing experience, successful commercialization of Oncophage in Russia and elsewhere may not materialize. Furthermore, we may experience significant delays in the receipt of payment for Oncophage, or an inability to collect payments at all.

The unaffiliated holders of certain convertible securities have the right to convert such securities into a substantial percentage of our outstanding common stock.

According to publicly filed documents, as of June 30, 2011, Mr. Brad M. Kelley beneficially owns 5,546,240 shares of our outstanding common stock and 31,620 shares of our series A convertible preferred stock. The shares of preferred stock are currently convertible at any time into 2,000,000 shares of common stock at an initial conversion price of $15.81, are non-voting, and carry a 2.5% annual dividend yield. If Mr. Kelley had converted all of the shares of preferred stock on June 30, 2011, he would have held approximately 7% of our outstanding common stock. We currently have a right of first refusal agreement with Mr. Kelley that provides us with limited rights to purchase certain of Mr. Kelley’s shares if he proposes to sell them to a third party.

Collectively, Mr. Kelley and Dr. Armen, our Chief Executive Officer, control approximately 11% of our outstanding common stock as of June 30, 2011, providing them the ability, if they vote in the same manner, to determine the outcome of matters submitted to a stockholder vote. If Mr. Kelley were to convert all of his preferred stock into common stock, the combined total would increase to 12%. Additional purchases of our common stock by Mr. Kelley also would increase both his percentage of outstanding voting rights and the percentage combined with our Chief Executive Officer. While Mr. Kelley’s shares of preferred stock do not carry voting rights, the shares of common stock issuable upon conversion carry the same voting rights as other shares of common stock.

Our stock may be delisted from The Nasdaq Capital Market, which could affect its market price and liquidity.

Our common stock is currently listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “AGEN.” In the event that we fail to maintain compliance with the applicable listing requirements, our common stock could become subject to delisting from The Nasdaq Capital Market.

In April 2009, we moved from The Nasdaq Global Market to Nasdaq as part of our plan to regain compliance with minimum market value requirements. On March 3, 2011, we were notified by the Nasdaq Staff that we are not in compliance with the Bid Price Requirement because the bid price for our common stock had closed below the minimum $1.00 per share requirement for 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have been provided 180 calendar days, or until August 30, 2011, to regain compliance with the Bid Price Requirement. Compliance can be achieved by maintaining a closing bid price of at least $1.00 per share for at least 10 consecutive business days prior to the expiration of our 180 calendar day grace period. However, the Nasdaq Staff has the discretion to monitor the closing bid price for up to 20 business days, in certain circumstances, before deeming a company back in compliance. As of August 5, 2011, we have not achieved compliance with the Bid Price Requirement. This is the third time we have been in non-compliance with the Bid Price Requirement since our move to Nasdaq.

If compliance is not demonstrated within the applicable compliance period, the Staff would notify us that our securities will be subject to delisting from Nasdaq. However, we would have the right to appeal the Staff’s determination to delist our securities to an independent Nasdaq Listing Qualifications Panel. During the appeal to the Panel, shares of our common stock would continue to trade on Nasdaq pending the issuance of the final Panel decision. The Panel has the discretion to grant us up to an additional 180 calendar days from the date of the Staff determination to delist. In assessing a request for continued listing, a Panel will consider whether a company is willing to effect a reverse stock split before the end of the requested additional compliance period, if such action is necessary for the company to regain compliance. A Panel will also consider whether the company appears likely to maintain compliance with all other applicable listing requirements during the requested additional compliance period and whether the company has an opportunity to achieve a $1.00 per share price without effecting a reverse stock split. There can be no assurance that we will regain compliance with the Bid Price Requirement prior to our August 30, 2011 compliance deadline or that an appeal to a Panel would be successful, thereby allowing us to remain listed on Nasdaq beyond the hearing date.

On June 15, 2011 our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split at the discretion of our Board of Directors at an exchange ratio of not less than 1-for-2 or greater than 1-for-10. As a result, the Board has the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect a reverse stock split at any time prior to the Company’s 2012 Annual Meeting of Stockholders that it believes to be advantageous to the Company and its stockholders, including, without limitation, for the purpose of maintaining compliance with Nasdaq listing requirements. Although the Board expects that the reduction in outstanding shares of common stock resulting from a reverse stock split will result in an increase in the per share price of the Company’s common stock and the ability to regain compliance with the Minimum Bid Rule, there is no assurance that such a result will occur or that a reverse stock split alone will guarantee our continued listing on The NASDAQ Capital Market. Further, the liquidity of our publicly traded common stock could be adversely affected by the reduced number of shares that would be outstanding after a reverse stock split, and the reverse-split adjusted stock price and market capitalization of the Company may decline following a reverse stock split.

Trading of our common stock may be restricted by the SEC’s penny stock regulations and the FINRA’s sales practice requirements, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission (“SEC”) has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that is not listed on a national securities exchange and has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.” The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, the penny stock rules may affect the ability of broker-dealers to trade our securities if they become subject to such rules. If applicable, the penny stock rules may discourage investor interest in, and limit the marketability of, our common stock. In addition to the “penny stock” rules promulgated by the SEC, the Financial Industry Regulatory Authority, Inc. (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. If our securities become subject to the penny stock rules, the FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our common stock.

Additional Risks Related to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering. It is possible that we may allocate the proceeds differently than investors in this offering desire or that we will fail to maximize our return on these proceeds. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Any failure to apply the net proceeds of this offering effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the price per share of our common stock being offered is higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the offering price of $0.51 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $0.61 per share in the net tangible book value of the common stock. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering. In addition, we have a significant number of options, warrants, shares of convertible preferred stock, convertible notes and nonvested shares outstanding. If the holders of these securities exercise or convert them or become vested in them, as applicable, you may incur further dilution.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. Upon completion of this offering, based on our shares outstanding as of June 30, 2011, we will have outstanding an aggregate of 127,791,170 shares of common stock, assuming no exercise of options or warrants or conversion of notes or preferred stock. A substantial majority of the outstanding shares of our common stock are, and all of the shares sold in this offering will be, freely tradable without restriction or further regulation under the Securities Act unless the shares are owned or purchased by affiliates, as that term is defined in Rule 144 under the Securities Act. We and certain of our executive officers have agreed not to dispose of or hedge any common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, subject to certain exceptions. Other than officers and directors, no other beneficial owners of our common stock agreed to any transfer restrictions in connection with this offering. In addition, the underwriters may, in their discretion, release the restrictions on any such shares at any time without notice. During February 2010, we entered into an At the Market Sales Agreement with McNicoll, Lewis & Vlak LLC and Wm Smith & Co under which we may sell an aggregate of up to 20 million shares of our common stock from time to time. As of June 30, 2011, we have issued approximately 7.6 million shares of our common stock under the agreement for net proceeds, after deducting offering costs, of approximately $9.5 million. The shares sold under the agreement are registered shares and, unless and to the extent they are purchased by any of our affiliates, are freely tradable. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and other written and oral statements the Company makes from time to time contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will,” “potential,” “opportunity,” “future” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our business strategy, our research and development, our product development efforts, our ability to commercialize our product candidates, our commercialization efforts in Russia, our prospects for initiating partnerships or collaborations, the timing of the introduction of products, the effect of new accounting pronouncements, uncertainty regarding our future operating results and our profitability, anticipated sources of funds as well as our plans, objectives, expectations and intentions.

Although the Company believes it has been prudent in its plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business that the Company believes could cause actual results to differ materially from any forward-looking statement in the “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ending June 30, 2011. We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements; such statements need to be evaluated in light of all the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus. Furthermore, the statements speak only as of the date of each document, and we undertake no obligation to update or revise these statements.

Oncophage® and Stimulon® are registered trademarks of Agenus Inc. and its subsidiaries. All rights reserved.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deduction of the underwriting discount and payment of estimated offering expenses, will be approximately $6.3 million.

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies and investments.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and the pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of June 30, 2011 was approximately $(19.7) million, or $(0.17) per share. After giving effect to the sale by us of 13,725,491 shares of common stock offered by this prospectus at a public offering price of $0.51 per share and after deducting underwriting discounts and estimated offering expenses payable by us, our pro forma net tangible book value as of June 30, 2011 would have been approximately $(13.5) million, or $(0.10) per share. This represents an immediate increase in pro forma net tangible book value of $0.07 per share to existing stockholders and an immediate dilution of $0.61 per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Public offering price per share		$0.51
Net tangible book value per share as of June 30, 2011	$(0.17)
Increase in net tangible book value per share after this offering	$0.07
Pro forma net tangible book value per share as of June 30, 2011, after giving effect to this offering		$(0.10)
Dilution per share to new investors in this offering		$0.61

The above discussion and table are based on 114,065,679 shares of our common stock outstanding as of June 30, 2011 and does not include:

•	19,856,302 shares issuable upon the exercise of outstanding or issuable warrants with a weighted-average exercise price of $3.14 per share;

•	8,602,538 shares issuable upon the exercise of outstanding stock options with a weighted-average exercise price of $1.65 per share;

•	972,658 nonvested shares;

•	2,000,000 shares issuable upon the conversion of our outstanding shares of Series A Convertible Preferred Stock;

•	9,293 shares issuable upon the conversion of our 2005 Notes;

•	793,463 shares issuable under our Employee Stock Purchase Plan;

•	657,057 shares issuable under our Directors’ Deferred Compensation Plan; and

•	the effect of any conversion of our 2006 Notes into equity interests of one of our subsidiaries.

UNDERWRITING

The underwriters named below have severally agreed, subject to the terms and conditions set forth in the underwriting agreement by and between us and William Blair & Company, L.L.C., as representative of the underwriters, to purchase from us the respective number of shares of common stock set forth opposite each underwriter’s name in the table below. William Blair & Company, L.L.C. is acting as Sole Book-Running Manager for this offering.

Underwriter	Number of Shares
William Blair & Company, L.L.C.	11,254,903
Gleacher & Company Securities, Inc.	2,470,588

Total	13,725,491

We have agreed to pay Rodman & Renshaw, LLC and Dawson James Securities, financial advisory fees equal to approximately $34,125 and $34,125, respectively, which amounts will reduce the total underwriting commissions to be paid to the underwriters.

This offering will be underwritten on a firm commitment basis. In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase the shares of common stock being sold pursuant to this prospectus supplement at a price per share equal to the public offering price less the underwriting discount specified on the cover page of this prospectus supplement. According to the terms of the underwriting agreement, the underwriters either will purchase all of the shares or none of them. In the event of default by any underwriter, in certain circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The representative of the underwriters has advised us that the underwriters propose to offer the common stock to the public initially at the public offering price set forth on the cover page of this prospectus supplement. The underwriters will offer the shares subject to prior sale and subject to receipt and acceptance of the shares by the underwriters. The underwriters may reject any order to purchase shares in whole or in part. The underwriters expect that we will deliver the shares to the underwriters through the facilities of The Depository Trust Company in New York, New York on or about August 16, 2011. At that time, the underwriters will pay us for the shares in immediately available funds. After commencement of the public offering, the representative may change the public offering price and other selling terms.

The following table summarizes the compensation to be paid by us to the underwriters.

	Per Share	Total
Public Offering Price	$0.51000	$7,000,000
Underwriting Discount	$0.03315	$455,000
Proceeds before expenses	$0.47685	$6,545,000

We estimate that the total expenses for this offering, excluding the underwriting discount, will be approximately $275,000.

We have agreed, with limited exceptions, for a period of 60 days after the date of this prospectus supplement, not to, directly or indirectly, without the prior written consent of William Blair & Company, L.L.C.:

•

offer, sell (including “short” selling), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position,” or otherwise dispose of any shares of common stock or securities convertible or exchangeable into, or exercisable for, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise; or

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise.

The foregoing restrictions do not apply to:

•	securities offered in this offering;

•

any shares of common stock issued under our existing stock option plans upon the exercise of stock options or the grant of restricted stock to our employees other than executive officers, including in connection with the hiring of employees; or

•	any shares of common stock issued upon conversion of a security outstanding on the date of this prospectus supplement; or

•

any grants of stock options to our employees and executive officers, including in connection with the hiring of employees, pursuant to existing stock option plans, provided that no options granted during the period of restricted period will vest upon grant or during the restricted period.

Each of our directors and executive officers has agreed, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, not to, directly or indirectly, without the prior written consent of William Blair & Company, L.L.C.:

•

offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise;

•

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock, whether any such transaction is to be settled by delivery of common stock or such other securities, in cash or otherwise;

•	make any demand for or exercise any right with respect to the registration of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock; or

•	publicly announce an intention to effect any transaction described in this list.

The foregoing restrictions, except the restriction set forth in bullet 3 above, do not apply to:

•

transfers of shares of common stock or any security convertible into or exchangeable for common stock as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth above;

•

transfers of shares of common stock or any security convertible into or exchangeable for common stock to a trust the beneficiaries of which are exclusively the individual and/or a member or members of his or her immediate family, provided that the trustee agrees to be bound in writing by the restrictions set forth above and provided further that the transfer does not involve a disposition for value;

•	transfers of shares of common stock or any security convertible into or exchangeable for common stock pursuant to the laws of descent;

•	transfers effected pursuant to any exchange of “underwater” options with us;

•

transfers to us to satisfy any payment or withholding obligations in connection with the exercise or settlement of any equity awards under our equity compensation plans or any exercise of any option or warrant to purchase shares of common stock;

•

the exercise of any warrant or the acquisition or exercise of any stock option or the acquisition of shares of common stock issued pursuant to our equity compensation plans, including any exercise effected by the delivery of shares of our common stock held by an executive officer or director;

•	sales made in order to discharge tax withholding obligations resulting from the vesting of equity awards;

•

sales or transfers of shares made pursuant to any trading plan established pursuant to Rule 10b5-1 of the Exchange Act that has been entered into by the individual prior to the date of the agreement; or

•

the entry into any trading plan established pursuant to Rule 10b5-1 of the Exchange Act, provided that no sales or other dispositions may occur under such plan until the expiration of the restricted period.

The 60-day or 90-day restricted period, as the case may be, in all of the agreements is subject to extension if (i) during the last 17 days of the restricted period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the restricted period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. This extension will not apply if the publication of research reports by the underwriters during the period around the expiration of the restricted period is no longer restricted by applicable law or regulation.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities for misstatements in the registration statement of which this prospectus supplement forms a part, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect thereof. We have also agreed to reimburse the underwriters for all reasonable third-party costs, fees and expenses not to exceed, without our consent, $75,000.

The representative has informed us that the underwriters intend to deliver all copies of this prospectus supplement via electronic means, via hand delivery or through mail or courier services.

In connection with this offering, the underwriters and other persons participating in this offering may engage in transactions which affect the market price of the common stock. These may include stabilizing transactions. Stabilizing transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the common stock.

In addition, the representative may impose a penalty bid. This allows the representative to reclaim the selling concession allowed to an underwriter or selling group member if shares of common stock sold by such underwriter or selling group member in this offering are repurchased by the representative in stabilizing or syndicate short covering transactions. These transactions, which may be effected on the Nasdaq Capital Market (“Nasdaq”) or otherwise, may stabilize, maintain or otherwise affect the market price of the common stock and could cause the price to be higher than it would be without these transactions. The underwriters and other participants in this offering are not required to engage in any of these activities and may discontinue any of these activities at any time without notice. We and the underwriters make no representation or prediction as to whether the underwriters will engage in such transactions or choose to discontinue any transactions engaged in or as to the direction or magnitude of any effect that these transactions may have on the price of the common stock.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters’ website and any information contained in any other websites maintained by the underwriters is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters.

The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. A copy of the underwriting agreement is included as an exhibit to our Current Report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” below.

One or more of the underwriters currently act as a market maker for our common stock and may engage in “passive market making” in such securities on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 permits, upon the satisfaction of certain conditions, underwriters participating in a distribution that are also Nasdaq market makers in the security being distributed to engage in limited market making transactions during the period when Regulation M would otherwise prohibit such activity. Rule 103 prohibits underwriters engaged in passive market making generally from entering a bid or effecting a purchase price that exceeds the highest bid for those securities displayed on Nasdaq by a market maker that is not participating in the distribution. Under Rule 103, each underwriter engaged in passive market making is subject to a daily net purchase limitation equal to the greater of (i) 30% of such entity’s average daily trading volume during the two full calendar months immediately preceding, or any consecutive 60 calendar days ending within the ten calendar days preceding, the date of the determination of the offering price of the common stock to be distributed or (ii) 200 shares of common stock.

Our common stock is listed on Nasdaq under the symbol “AGEN.”

The underwriters and their respective affiliates may provide various investment banking, financial advisory and other services to us and our affiliates for which services they have received, and may in the future receive, customary fees. In the course of their businesses, the underwriters and their respective affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their respective affiliates may at any time hold long or short positions in such securities or loans.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We have authority to issue 250,000,000 shares of common stock. As of June 30, 2011, we had 114,065,679 shares of common stock outstanding. Our common stock has a par value of $0.01 per share.

General

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Our certificate of incorporation provides that our board of directors is staggered into three classes, which means that one third of our board of directors stands for election each year. Our certificate of incorporation provides that directors may only be removed for cause and that stockholders may not take action by written consent. Except by the affirmative vote of the holders of 80% of our common stock, our certificate of incorporation may not be amended to (i) eliminate the staggered board, (ii) allow for the removal of directors without cause or (iii) allow for stockholder action by written consent. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus supplement and the accompanying prospectus will, when issued, be fully paid and nonassessable.

Our common stock is traded on The Nasdaq Capital Market under the symbol “AGEN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its telephone number is (800) 937-5449.

DESCRIPTION OF CERTAIN OTHER SECURITIES

As of the date of this prospectus supplement, the following instruments are convertible into or exchangeable for shares of our common stock, as further described below:

•	our series A convertible preferred stock;

•	our outstanding warrants; and

•	our 5.25% convertible senior notes due February 2025, or our 2005 Notes.

Certain of our securities that had previously been convertible into shares of our common stock are either no longer outstanding or are no longer convertible into shares of our common stock. In addition, our 2006 Notes are no longer convertible into shares of our common stock, but are convertible into equity interests in one of our wholly-owned subsidiaries which holds patents and rights to certain of our technology. See “—Other Securities” below.

Series A Convertible Preferred Stock

As of June 30, 2011, 31,620 shares of our series A convertible preferred stock were outstanding. These shares are currently convertible at any time at an initial conversion price of $15.81 per share and are redeemable by us at their face amount of $31.6 million on or after September 24, 2013. As of June 30, 2011, our outstanding series A convertible preferred stock were convertible into 2,000,000 shares of our common stock.

The foregoing summary of the terms of our series A convertible preferred stock is subject to and qualified in its entirety by reference to the applicable Certificate of Designations, a copy of which is filed as Exhibit 3.3 to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Warrants

As of June 30, 2011, warrants to purchase 19,856,302 shares of our common stock were outstanding. These warrants were issued pursuant to private placement agreements in 2008 and 2009. Of the total warrants outstanding:

•	warrants to purchase 8,708,717 shares of our common stock are exercisable at a price of $3.00 per share, subject to adjustment, and expire on January 9, 2018;

•	warrants to purchase 1,973,685 shares of our common stock are exercisable at a price of $2.50 per share, subject to adjustment, and expire on December 11, 2013;

•	warrants to purchase 7,000,000 shares of our common stock are exercisable at a price of $3.75 per share, subject to adjustment, and expire on April 9, 2013; and

•	warrants to purchase 2,173,900 shares of our common stock are exercisable at a price of $2.30 per share, subject to adjustment, and expire on October 20, 2013.

The foregoing summary of the terms of our outstanding warrants is subject to and qualified in its entirety by reference to the forms of warrant, copies of which are filed as Exhibits 4.10, 4.13, 4.15 and 4.16 to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

2005 Notes

As of June 30, 2011, $100,000 aggregate principal amount of our 2005 Notes were outstanding. As of June 30, 2011, our outstanding 2005 Notes were convertible into 9,293 shares of our common stock and our 2005 Notes will be redeemable at the option of the holders or us beginning February 1, 2012.

The foregoing summary of the terms of our 2005 Notes is subject to and qualified in its entirety by reference to the indenture governing the 2005 Notes, a copy of which is filed as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

Other Securities

As of June 30, 2011, 3,105 shares of our series B2 convertible preferred stock were outstanding. As of the date of this prospectus supplement, shares of our series B2 convertible preferred stock are not convertible into shares of our common stock.

As of the date of this prospectus supplement, no shares of our previously outstanding series B1 convertible preferred stock are outstanding.

As of June 30, 2011 the outstanding principal balance of our 2006 Notes was $36.1 million. As of the date of this prospectus supplement, our 2006 Notes are no longer convertible into shares of our common stock. Our 2006 Notes are secured by the equity of our wholly-owned subsidiary that holds the rights or patents to QS-21 and HerpV. At the option of the holders, our 2006 Notes can be converted in whole or in part into an equity interest in this subsidiary, subject to our ability to preempt the conversion by redeeming the 2006 Notes to be so converted at a price equal to the conversion amount of such notes plus an amount that, when taken together with any cash interest payments previously made with respect to such 2006 Notes, would generate a 30% annual internal rate of return to the holders. If converted into an equity interest of this subsidiary, the ownership interest in the subsidiary will be determined by multiplying (x) the quotient of the conversion amount divided by $25.0 million, by (y) 30%. In addition, our 2006 Notes grant holders a right of first refusal in any future equity issuance in this subsidiary so that holders of our 2006 Notes may purchase up to 50% of any newly issued equity in this subsidiary. If the holders elect not to convert into the subsidiary, then at the maturity of the 2006 Notes, we may elect to repay the then outstanding balance in cash or in common stock, subject to certain limitations. If we elect to repay the notes in common stock, we are limited to the number of shares we can issue, whereby the note holders cannot beneficially own in excess of 9.99% of our outstanding common stock at any given time.

The foregoing summary of the terms of our series B1 and B2 convertible preferred stock and our 2006 Notes is subject to and qualified in its entirety by reference to the applicable Certificate of Designations and the form of amended restated 2006 Note, as the case may be, copies of which are filed as Exhibits 3.4 and 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this prospectus supplement. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

LEGAL MATTERS

Choate, Hall & Stewart LLP, Boston, Massachusetts, will pass on the validity of the shares of common stock offered by this prospectus supplement and the accompanying prospectus. Morrison & Foerster LLP, New York, New York, is counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Agenus Inc. as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2010 consolidated financial statements refers to the retrospective change in method of accounting in 2009 for certain convertible debt instruments that may be settled in cash upon conversion due to the adoption of new accounting requirements issued by the FASB. Additionally, the audit report covering the December 31, 2010 consolidated financial statements refers to the change in method of evaluating when adjustment features within contracts are considered to be equity-indexed due to the adoption of new accounting requirements issued by the FASB, as of January 1, 2009.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents are on file with the SEC under file number 000-29089. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus supplement and the accompany prospectus are part of a registration statement on Form S-3 filed by us with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed with the SEC. For further information about us and the securities offered by this prospectus supplement, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement and the accompanying prospectus. We incorporate by reference the documents listed below into this prospectus supplement, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus supplement is completed, including all filings made after the date of this prospectus supplement, except that we do not incorporate any document or portion of a document that is “furnished” to the SEC, but not deemed “filed.” We hereby incorporate by reference the documents listed below (File No. 000-29089).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed on March 16, 2011;

•

our Current Reports on Form 8-K filed January 6, 2011, January 7, 2011, January 14, 2011, January 24, 2011, January 27, 2011, February 24, 2011, March 4, 2011, April 6, 2011, April 15, 2011, May 19, 2011, May 24, 2011, June 6, 2011, June 17, 2011 and August 9, 2011;

•	our Proxy Statement on Schedule 14A filed with the SEC on May 3, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 as filed on May 6, 2011;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 as filed on August 5, 2011; and

•

the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions.

We will provide each person to whom this prospectus supplement is delivered a copy of all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.agenusbio.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Agenus Inc.

Attention: Secretary

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

PROSPECTUS

$100,000,000

Common Stock Preferred Stock	Warrants Debt Securities

We may offer to the public from time to time in one or more series or issuances:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock, and/or debt securities; or

•	debt securities consisting of debentures, notes, or other evidences of indebtedness.

Our common stock is traded on The NASDAQ Capital Market under the symbol “AGEN.” On January 20, 2010, the reported closing price per share of our common stock was $0.84.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts.

As of January 20, 2010, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $63,998,000 based on approximately 90,921,000 shares of outstanding common stock, of which approximately 76,188,000 shares are held by non-affiliates, and a per share price of $0.84, based on the closing sale price of our common stock on January 20, 2010. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date hereof.

Investing in these securities involves certain risks. Please carefully consider the “Risk Factors” on page 3 and other information included and incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2010.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the nature of the persons offering securities and the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents By Reference” and any other information that you may need to make your investment decision.

This prospectus does not contain all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.

All references in this prospectus to “Antigenics,” the “Company,” “we,” “us,” or “our” mean Antigenics Inc., unless we state otherwise or the context otherwise requires.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or the time of any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since such date.

PROSPECTUS SUMMARY

The following is a summary of selected information contained elsewhere or incorporated by reference in this prospectus. It does not contain all of the information that you should consider before buying our securities. You should read this entire prospectus carefully, especially the section entitled “Risk Factors” and the consolidated financial statements and the notes to the consolidated financial statements incorporated by reference.

The Company

Our Business

We are a biotechnology company developing and commercializing technologies to treat cancers and infectious diseases, primarily based on immunological approaches. Our most advanced product, Oncophage® (vitespen), is a patient-specific therapeutic cancer vaccine registered for use in Russia. As resources allow, we explore potential opportunities to seek product approval in other jurisdictions. Oncophage has been tested in Phase 3 clinical trials for the treatment of renal cell carcinoma, the most common type of kidney cancer, and for metastatic melanoma, and it has also been tested in Phase 1 and Phase 2 clinical trials in a range of indications. It is currently in Phase 2 clinical trials in glioma, a type of brain cancer. Our product candidate portfolio includes (1) QS-21 Stimulon® adjuvant, or QS-21, which is used in numerous vaccines in clinical trials as advanced as Phase 3 for a variety of diseases, including hepatitis, human immunodeficiency virus, influenza, cancer, Alzheimer’s disease, malaria, and tuberculosis, (2) AG-707, a therapeutic vaccine program tested in a Phase 1 clinical trial for the treatment of genital herpes, and (3) Aroplatin™, a liposomal chemotherapeutic tested in a Phase 1 clinical trial for the treatment of solid malignancies and B-cell lymphomas. Further internal clinical development of AG-707 and Aroplatin is currently on hold due to cost-containment efforts. Our related business activities include product research and development, intellectual property prosecution, manufacturing therapeutic vaccines, regulatory and clinical affairs, corporate finance and development activities, market development, and support of our collaborations.

Risk Factors

Our business is subject to substantial risk. Please carefully consider the “Risk Factors” on page 2 and other information included and incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase these securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. You should be able to bear a complete loss of your investment.

Corporate Information

Our principal executive office is located at 3 Forbes Road, Lexington, MA, 02421, and our telephone number is (781) 674-4400. Our website address is www.antigenics.com. Information contained on our website is not a part of this prospectus.

Ratios of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth our dollar coverage deficiency because our earnings in each of the periods shown below were insufficient to cover fixed charges (in thousands).

	Nine Months Ended September 30, 2009	Years Ended December 31,
		2008	2007	2006	2005	2004
Ratio of Earnings to Fixed Charges	—	—	—	—	—	—
Deficiency of Earnings to Cover Fixed Charges	$(32,177)	$(28,698)	$(36,795)	$(51,881)	$(74,104)	$(68,751)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	—	—	—	—	—	—
Deficiency of Earnings to Cover Combined Fixed Charges and Preferred Stock Dividends	$(32,770)	$(29,488)	$(37,585)	$(52,671)	$(74,894)	$(69,541)

For purposes of the ratio of earnings to fixed charges and the ratio of combined fixed charges and preferred stock dividends to earnings, “earnings” consist of income before income taxes, interest and the portions of rentals representative of the interest factor. “Fixed charges” consist of interest expense and the portions of rentals representative of the interest factor.

RISK FACTORS

You should consider the “Risk Factors” included and incorporated by reference in this prospectus and any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009, as updated by our Quarterly Reports on Form 10-Q and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed after such annual report. The risks and uncertainties we describe are not the only ones facing us. Additional risks not presently known to us, or that we currently deem immaterial, may also impair our business operations. If any of these risks were to occur, our business, financial condition, or results of operations would likely suffer. In that event, the trading price of our common stock could decline, and you could lose all or part of your investment.

Our stock may be delisted from The NASDAQ Capital Market, which could affect its market price and liquidity.

Our common stock is currently listed on The NASDAQ Capital Market under the symbol “AGEN.” In the event that we fail to satisfy any of the listing requirements, our common stock may be put under review or removed from the listing on The NASDAQ Capital Market.

On December 30, 2009, we were notified by the Listing Qualifications Staff of NASDAQ (the “Staff”) indicating that we are not in compliance with Nasdaq Marketplace Rule 5550(a)(2) (the “Bid Price Requirement”) because the bid price for our common stock has closed below the minimum $1.00 per share requirement for 30 consecutive business days. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we have been provided 180 calendar days, or until June 28, 2010, to regain compliance with the Bid Price Requirement. After the initial 180 calendar day period, we may be eligible for an additional 180 day compliance period to regain compliance with the Bid Price Requirement, assuming we continue to meet The NASDAQ Capital Market initial listing criteria set forth in Nasdaq Marketplace Rule 5505, excluding the Bid Price Requirement. To regain compliance with the minimum bid price continued listing requirement, the bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. The Staff may, in its discretion, require our common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days before determining that we have demonstrated an ability to maintain long-term compliance.

If compliance is not demonstrated within the applicable compliance period, the Staff will notify us that our securities will be delisted from The NASDAQ Capital Market. However, we may appeal the Staff’s determination to delist our securities to a Hearings Panel. During any appeal process, shares of our common stock would continue to trade on The NASDAQ Capital Market. There can be no assurance that we will meet the requirements for continued listing on The NASDAQ Capital Market or whether any appeal would be granted by the Hearings Panel.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. Except for strictly historical information contained herein, matters discussed in this report constitute forward-looking statements. Generally, these statements can be identified by the use of terms like “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “could,” “estimate,” “potential,” “opportunity,” “future,” “project,” and similar terms.

Forward-looking statements include, but are not limited to, statements about generating sales from Oncophage in Russia, generating royalty revenue from QS-21 in 2011 or thereafter, our or our partners’ or licensees’ intentions for performing plans or timelines for performing and completing research, preclinical studies and clinical trials, and releasing data, plans or timelines for initiating new clinical trials, expectations regarding research, preclinical studies, clinical trials, and regulatory processes (including additional clinical studies for Oncophage in renal cell carcinoma), expectations regarding test results, future product research and development activities, the expected effectiveness and safety profile of therapeutic drugs, vaccines, and combinations in treating diseases, statements regarding the potential benefit of Oncophage in kidney cancer based on a subgroup of interim analysis, as well as other potential benefits of Oncophage based on preliminary data, applicability of our heat shock protein technology to multiple cancers and infectious diseases, competitive position, regulatory plans and actions, including with respect to regulatory filings and meetings with regulatory authorities (including potential requests for meetings with the U.S. Food and Drug Administration regarding Oncophage clinical studies and strategies for responding to the Committee for Medicinal Products for Human Use’s decision regarding the conditional authorization of Oncophage in Europe and for making Oncophage available in other territories), the sufficiency of our clinical trials in renal cell carcinoma and melanoma, or subgroup analyses of data from these trials, to support a biologics license application or foreign marketing application for product approval, possible receipt of future regulatory approvals, the performance of collaborative partners in, and revenue expectations from, our strategic license and partnering collaborations, expected liquidity and cash needs, plans to commence, accelerate, decelerate, postpone, discontinue, or resume clinical programs, the rate of our net cash burn (defined as cash used in operating activities plus capital expenditures, debt repayments, and dividend payments), plans for commercial launch, and sales and marketing activities in Russia, implementation of corporate strategy, increased foreign currency exposure when we commercialize in Russia, and future financial performance.

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include, among others, that clinical trials may not demonstrate that our products are safe and more effective than current standards of care; that the subgroup analyses of our Oncophage clinical trials do not predict survival or efficacy of the product in future studies or use of Oncophage; that we may be unable to obtain sufficient funding or the regulatory authorization necessary to conduct additional clinical trials; that we may not be able to enroll sufficient numbers of patients in our clinical trials; that we may be unable to obtain the regulatory review or approval necessary to commercialize our product candidates because regulatory agencies are not satisfied with our trial protocols or the results of our trials; that we may fail to adequately protect our intellectual property or that it is determined that we infringe on the intellectual property of others; our strategic licenses and partnering collaborations may not meet expectations; that we or our business partners may fail to take all steps necessary for the successful commercial launch of Oncophage in Russia; that we may not be able to secure adequate reimbursement mechanisms and/or private-pay for Oncophage in Russia; that Oncophage may not achieve conditional approval in Europe because we may not successfully address issues associated with post-hoc analysis, subgroup analysis, lack of immunological data, product characterization, or other issues that may be of concern to the European Medicines Agency; that named patient programs may not be launched in the near-term, if ever, and if launched may not generate significant revenue, if any; that manufacturing problems may cause product development and launch delays and unanticipated costs; our ability to raise additional capital; our ability to attract and retain key employees; changes in financial markets, regulatory requirements, and geopolitical developments; the solvency of counterparties under material agreements, including subleases; general real estate risks; and the matters described under the heading “Risk Factors.”

We have included more detailed descriptions of these risks and uncertainties and other risks and uncertainties applicable to our business in Part II-Item 1A. “Risk Factors” of our most recent Quarterly Report on Form 10-Q. We encourage you to read those descriptions carefully. We caution investors not to place significant reliance on forward-looking statements contained in this document; such statements need to be evaluated in light of all the information contained in this document. Furthermore, the statements speak only as of the date they are made, and we undertake no obligation to update or revise these statements.

Oncophage® and Stimulon® are registered trademarks of Antigenics and Aroplatin™ is a trademark of Antigenics. All rights reserved.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies, and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below, including any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents, and the amounts of securities underwritten or purchased by each of them;

•	the initial public offering price of the securities and the proceeds to us and any discounts, commissions, or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In no event will any underwriter or dealer receive fees, commissions, and markups which, in the aggregate, would exceed eight percent of the price of the securities being registered.

Only the agents or underwriters named in the prospectus supplement are agents or underwriters in connection with the securities being offered.

We may authorize underwriters, dealers, or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters, and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters, and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. The prospectus supplement will identify any remarketing firm and describe the terms of its agreement, if any, with us and the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Certain of the underwriters may use this prospectus and the accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

Certain persons participating in this offering may engage in overallotment, stabilizing transactions, short covering transactions, and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We have authority to issue 250,000,000 shares of common stock. As of January 15, 2010, we had 89,821,671 shares of common stock outstanding.

General

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available for payment of dividends, as the board may from time to time determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our certificate of incorporation does not provide for cumulative voting for the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Each outstanding share of common stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our common stock is traded on The NASDAQ Capital Market under the symbol “AGEN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its telephone number is (800) 937-5449.

DESCRIPTION OF PREFERRED STOCK

We currently have authorized 25,000,000 shares of preferred stock, of which 31,620 shares have been designated as series A convertible preferred stock, 10,000 shares have been designated as series B1 convertible preferred stock, and 5,250 have been designated as series B2 convertible preferred stock. As of the date of this prospectus, the series A convertible preferred stock is issued and outstanding in the amount described in the preceding sentence and we have 3,105 shares of our series B2 convertible preferred stock outstanding although no further shares can be converted into shares of common stock. In April 2009, we issued 5,929,212 shares of our common stock upon conversion of 2,145 shares of our series B2 convertible preferred stock via cashless conversions. In April 2008, all of the series B1 convertible preferred stock was converted into 1,585,197 shares of our common stock via a cashless conversion. The remaining 24,953,130 authorized shares of preferred stock are undesignated and not issued or outstanding as of the date of this prospectus. As of the date of this prospectus, we do not have any equity securities that would be senior to, or on par with, our authorized preferred stock.

Series A Preferred Stock

On September 24, 2003, we sold 31,620 shares of series A convertible preferred stock, par value $.01 per share, which we refer to as “series A preferred stock,” to Brad M. Kelley. Under the terms and conditions of the Certificate of Designation creating the series A preferred stock, the stock is convertible by the holder at any time into shares of our common stock, is non-voting, carries a 2.5 percent annual dividend yield, has an initial conversion price of $15.81, and is redeemable by us at its face amount on or after September 24, 2013. The liquidation value of the series A preferred stock is equal to $1,000 per share outstanding plus any accrued unpaid dividends. The Certificate of Designation does not restrict the repurchase or redemption of shares by us while there is an arrearage in the payment of dividends. The Certificate of Designation does not contemplate a sinking fund. This description of the series A preferred stock is qualified in its entirety by reference to the Certificate of Designation.

Series B Preferred Stock

On September 10, 2007, we issued 10,000 shares of our series B1 convertible preferred stock and 5,250 shares of our series B2 convertible preferred stock (the series B1 convertible preferred stock and the series B2 convertible preferred stock are referred to collectively as the class B convertible preferred stock) to a single institutional investor. In April 2008, all of the series B1 convertible preferred stock was converted into 1,585,197 shares of our common stock via a cashless conversion. Shares of the series B2 convertible preferred stock permit the investor to purchase common shares for consideration of up to 35 percent of the total dollar amount previously invested pursuant to the agreement with the investor, including conversions of the series B1 convertible preferred stock, at a purchase price equal to the lesser of $4.16 per common share or a price calculated based on the then-prevailing price of our common stock, and expire seven years from the date of issuance. The total number of shares of common stock issued or issuable to the holder of the class B convertible preferred stock cannot exceed 19.9% of our outstanding common stock. In April 2009, we issued 5,929,212 shares of our common stock upon conversion of 2,145 shares of our series B2 convertible preferred stock via cashless conversions. No dividends are paid on the class B convertible preferred stock and there are no liquidation preferences. This description of the class B convertible preferred stock is qualified in its entirety by reference to the Certificate of Designations.

Undesignated Shares

Under Delaware law and our charter, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our charter and by-laws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Antigenics common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Antigenics; and

•

any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of Antigenics.

The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase shares of our common stock, preferred stock, and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock, and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between Antigenics and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may offer under this prospectus up to an aggregate principal amount of $100,000,000 in debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $100,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Antigenics and will rank equally with all of our other unsecured indebtedness.

The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety to the detailed provisions of the indenture.

General

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

•	the title of the series;

•	the aggregate principal amount;

•	the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•	any limit on the aggregate principal amount;

•	the date or dates on which principal is payable;

•	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•	the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•	the place or places where principal and, if applicable, premium and interest, is payable;

•	the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•	the denominations in which such debt securities may be issuable, if other than denominations of $1,000, or any integral multiple of that number;

•	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

•	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•	the currency of denomination;

•	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•

if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

•	the provisions, if any, relating to any collateral provided for such debt securities;

•	any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•	any events of default, if not otherwise described below under “Events of Default”;

•	the terms and conditions, if any, for conversion into or exchange for shares of common stock or preferred stock;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

•	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Antigenics.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Exchange and/or Conversion Rights

We may issue debt securities which can be exchanged for or converted into shares of common stock or preferred stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.

Transfer and Exchange

We may issue debt securities that will be represented by either:

•	“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•	“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.

Certificated Debt Securities

If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.

You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of the Company, the trustee, any payment agent, or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising, or reviewing any records relating to these beneficial ownership interests.

No Protection in the Event of Change of Control

The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Antigenics, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.

Covenants

Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets, or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.

Consolidation, Merger, and Sale of Assets

We have agreed in the indenture that we will not consolidate with or merge into any other person, or convey, transfer, sell, or lease our properties and assets substantially as an entirety to any person, unless:

•

the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold, or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia, or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of, and premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

•	we fail to pay any principal or premium, if any, when it becomes due;

•	we fail to pay any interest within 30 days after it becomes due;

•

we fail to comply with any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•	certain events involving bankruptcy, insolvency, or reorganization of Antigenics or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of, or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency, or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:

•	all events of default (other than nonpayment of accelerated principal, premium, or interest) have been cured or waived;

•	all lawful interest on overdue interest and overdue principal has been paid; and

•	the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when Antigenics has outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.

If an event of default resulting from certain events of bankruptcy, insolvency, or reorganization occurs, the principal, premium, and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method, and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

•	the holder gives to the trustee written notice of a continuing event of default;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•	the trustee fails to institute a proceeding within 60 days after such request; and

•

the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•	to provide that the surviving entity following a change of control of Antigenics permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•	to provide for certificated debt securities in addition to uncertificated debt securities;

•	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•	to cure any ambiguity, defect, or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•	to appoint a successor trustee under the indenture with respect to one or more series.

From time to time, we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities, or waive compliance with any provision of the indenture or the debt securities in order to:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•	reduce the rate of or change the time for payment of interest;

•	reduce the principal of or change the stated maturity of the debt securities;

•	make any debt security payable in money other than that stated in the debt security;

•	change the amount or time of any payment required, or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•	waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment; or

•	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

•	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)	to register the transfer or exchange of such debt securities;

(2)	to replace temporary or mutilated, destroyed, lost, or stolen debt securities;

(3)	to compensate and indemnify the trustee; or

(4)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:

•	money;

•

U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•

a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.

In addition, defeasance may be effected only if, among other things:

•

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain, or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, and at the same times as would have been the case if covenant defeasance had not occurred; and

•	certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.

The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of Antigenics, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method, and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

LEGAL MATTERS

Our counsel, Ropes & Gray LLP, Boston, Massachusetts, will pass on the validity of the securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements of Antigenics Inc. as of December 31, 2008 and 2007, and for each of the years in the three-year period ended December 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. These documents are on file with the SEC under file number 000-29089. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. You can request copies of these documents by contacting the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of that contract or other document filed as an exhibit to the registration statement. For further information about us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits and schedules which may be obtained as described herein.

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of all the securities by this prospectus is completed, including all filings made after the date of this initial registration statement and prior to its effectiveness. We hereby incorporate by reference the documents listed below (File No. 000-29089).

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed on March 16, 2009;

•

our Current Reports on Form 8-K filed on January 21, 2009, February 4, 2009, March 30, 2009, April 17, 2009, April 22, 2009, May 4, 2009, May 11, 2009, May 27, 2009, June 4, 2009, June 5, 2009, June 9, 2009, June 11, 2009, June 15, 2009, July 7, 2009, July 15, 2009, August 3, 2009 (other than with respect to Item 2.02), August 5, 2009, September 11, 2009, September 18, 2009, and December 31, 2009;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 27, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 as filed on May 11, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as filed on August 10, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 as filed on November 9, 2009; and

•

the description of our common stock contained in our registration statement on Form 8-A filed under the Securities Exchange Act on January 24, 2000, including any amendment or reports filed for the purpose of updating such descriptions.

We will provide each person to whom a prospectus is delivered a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (www.antigenics.com), and you may request copies of these filings, at no cost, by writing or telephoning us at:

Antigenics Inc.

Attention: Secretary

3 Forbes Road

Lexington, MA 02421

Telephone: (781) 674-4400

The information contained on our website is not a part of this prospectus.

13,725,491 Shares

Agenus Inc.

Common Stock

August 10, 2011

William Blair & Company

Gleacher & Company